Exhibit 10.1

STOCK PURCHASE AGREEMENT

Amendment 3

Amendment 3 to the STOCK PURCHASE AGREEMENT by and among TEO FOODS, INC., a Nevada corporation (“Buyer”), NERYS USA INC., a Nevada corporation, each of the Persons set forth on Schedule A thereto (“Sellers”), and COMERCIAL TARGA, S.A. de C.V., a Mexican corporation (the “Company”).

RECITALS

WHEREAS, Sellers, Buyer and Company desire to amend certain terms of that certain Stock Purchase Agreement between the parties that was effective on July 30, 2018, as amended November 9, 2018 and January 31, 2019.; and

                NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree to amend the Agreement as follows:

1.	Section 2.2 (d) shall be terminated and fail as of the date of this amendment. No additional consideration shall be payable related to the future performance of the Company.
2.	Sellers shall assume a $360,824 debt due to Comercializadora Nery's LLC from the Company and the Company shall apply a credit of the same amount to the debt due to the Company from the Sellers.
3.	Sellers shall assign all notes outstanding from Purchaser to the Company and the Company shall credit same amount to the debt due to the Company from the Sellers.

FURTHER, the buyer agrees to waive any claims against Sellers for representations or omissions to the Purchaser regarding the business prospects and financial status of the Company.

IN WITNESS WHEREOF, the Parties hereto have executed this amendment to the Agreement on May 6, 2019.

BUYER:
TEO FOODS, INC., a Nevada corporation

By:	/s/Jeffrey Mackay 5/21/19
Jeffrey H. Mackay
President

SELLERS:
NERYS USA Inc., a Nevada Corporation

By:	/s/ John Cathcart
John Cathcart
President

Sandro Piancone, an individual

By:	/s/ Sandro Piancone
Sandro Piancone

THE COMPANY:
COMERCIAL TARGA, S.A. de C.V., a Mexican corporation

By:	/s/ Sandro Piancone
Sandro Piancone
Authorized Signatory